Exhibit 21.1
Subsidiaries of Playa Hotels & Resorts N.V.

Entity Name	Jurisdiction of Incorporation
Paloma Capital N.V.	Curacao
Perfect Timing N.V.	Curacao
Perfect Tours N.V.	Curacao
Best Trip Tours & Travel, S.R.L.	Dominican Republic
Inversiones Vilazul, S.A.S.	Dominican Republic
Servicios PLYA DR Hoteles, S.A.S.	Dominican Republic
Ensenada Fugitiva Resort Limited	Jamaica
Ensenada Paraiso Resort Limited	Jamaica
Ensenada Rosa Grande Resort Limited	Jamaica
Hilmobay Resort Limited	Jamaica
JG Management Co. Limited	Jamaica
Montego Portfolio Limited	Jamaica
Playa Hall Jamaican Resort Limited	Jamaica
Rio Ensenada Mammee Resort Limited	Jamaica
Services PLYA Hotels Limited	Jamaica
Cameron del Caribe, S. de R.L. de C.V.	Mexico
Cameron del Pacífico, S. de R.L. de C.V.	Mexico
Desarrollos GCR, S. de R.L. de C.V.	Mexico
Gran Desing & Factory, S. de R.L. de C.V.	Mexico
Hotel Capri Caribe, S. de R.L. de C.V.	Mexico
Hotel Gran Caribe Real, S. de R.L. de C.V.	Mexico
Inmobiliaria Y Proyectos TRPLAYA, S. de R.L. de C.V.	Mexico
Playa Cabos Baja, S. de R.L. de C.V.	Mexico
Playa Gran, S. de R.L. de C.V.	Mexico
Playa Resorts Management Mexico, S. de R.L. de C.V.	Mexico
Playa Rmaya One, S. de R.L. de C.V.	Mexico
Servicios Hoteleros de Capri, S. de R.L. de C.V.	Mexico
Servicios Hoteleros de Punta Cancún, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Grand Cabos Baja, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Pvall, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Rmaya One, S. de R.L. de C.V.	Mexico
Servicios PLYA Hotels & Resorts, S. de R.L.de C.V.	Mexico
Playa Cana B.V.	Netherlands
Playa Dominican Resort B.V.	Netherlands
Playa H&R Holdings B.V.	Netherlands
Playa Resorts Holding B.V.	Netherlands
Playa Riviera Maya B.V.	Netherlands
Playa Romana B.V.	Netherlands
Playa Romana Mar B.V.	Netherlands
Dunn's River Resort Lucia Limited	St. Lucia
Grande Resort Lucia Limited	St. Lucia
Hilmobay Resort Lucia Limited	St. Lucia
Jamziv Mobay Lucia Limited	St. Lucia
Paradise Cove Resort Lucia Limited	St. Lucia
Runaway Bay Resort Lucia Limited	St. Lucia

Entity Name	Jurisdiction of Incorporation
St. James Parish Resort Limited	St. Lucia
Hilmobay Resort I, LLC	U.S.A.
Hilmobay Resort II, LLC	U.S.A.
Hilmobay Resort III, LLC	U.S.A.
Playa Dominican Resort I, LLC	U.S.A.
Playa Dominican Resort II, LLC	U.S.A.
Playa Dominican Resort III, LLC	U.S.A.
Playa Management USA, LLC	U.S.A.
Playa Management, LLC	U.S.A.
Playa Resorts Management, LLC	U.S.A.
Resort Room Sales, LLC	U.S.A.